EXHIBIT (k)(4)
                                [GRAPHIC OMITTED]
                                 SCOTIA CAPITAL



                                CREDIT AGREEMENT

                                   dated as of

                               September 13, 2004

                                      among

                        THE COLUMBIA FUNDS PARTY HERETO,

                            The Lenders Party Hereto

                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                           ---------------------------

                                 SCOTIA CAPITAL,
                        as Lead Arranger and Book Runner

================================================================================

--------------------------------------------------------------------------------

                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                          New York, New York 10104-3300
================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................1
         Section 1.1       Defined Terms..........................................................................1
         Section 1.2       Terms Generally.......................................................................12
         Section 1.3       Accounting Terms; GAAP................................................................13
         Section 1.4       Concerning the Structure of This Credit Agreement.....................................13
         Section 1.5       Classification of Loans and Borrowings................................................13

ARTICLE 2 THE CREDITS............................................................................................13
         Section 2.1       Commitments...........................................................................13
         Section 2.2       Revolving Loans and Revolving Borrowings..............................................14
         Section 2.3       Requests for Revolving Borrowings.....................................................14
         Section 2.4       Funding of Borrowings.................................................................15
         Section 2.5       Termination and Reduction of Commitments..............................................16
         Section 2.6       Repayment of Loans; Evidence of Debt..................................................17
         Section 2.7       Prepayment of Loans...................................................................17
         Section 2.8       Swingline Loans.......................................................................18
         Section 2.9       Payments Generally; Pro Rata Treatment; Sharing of Setoffs............................20
         Section 2.10      Liability of Borrower; Pro Rata Share.................................................21

ARTICLE 3 INTEREST, FEES, YIELD PROTECTION, ETC..................................................................22
         Section 3.1       Interest..............................................................................22
         Section 3.2       Interest Elections....................................................................22
         Section 3.3       Fees..................................................................................24
         Section 3.4       Alternate Rate of Interest............................................................24
         Section 3.5       Increased Costs; Illegality...........................................................25
         Section 3.6       Break Funding Payments................................................................27
         Section 3.7       Taxes.................................................................................27
         Section 3.8       Mitigation Obligations................................................................28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.........................................................................29
         Section 4.1       Organization and Power................................................................29
         Section 4.2       Authority and Execution...............................................................29
         Section 4.3       Binding Agreement.....................................................................29
         Section 4.4       Litigation............................................................................29
         Section 4.5       Approvals and Consents................................................................30
         Section 4.6       No Defaults; No Legal Bar.............................................................30
         Section 4.7       Regulated Investment Company Status; Taxes............................................30
         Section 4.8       Compliance............................................................................31
         Section 4.9       Limitations On Borrowing..............................................................31
         Section 4.10      Property..............................................................................31
         Section 4.11      Federal Reserve Regulations; Use of Loan Proceeds.....................................31
         Section 4.12      Pension Plans; Multiemployer Plans....................................................31
         Section 4.13      No Material Adverse Change............................................................31
         Section 4.14      Material Agreements...................................................................32
         Section 4.15      Financial Condition...................................................................32
         Section 4.16      No Subsidiaries.......................................................................32
         Section 4.17      Offerings  in Compliance With Securities Laws.........................................32
         Section 4.18      Investment Policies...................................................................32
         Section 4.19      Prospectuses..........................................................................32
         Section 4.20      No Misrepresentation..................................................................32
         Section 4.21      Affiliate Status......................................................................33

ARTICLE 5 CONDITIONS.............................................................................................33
         Section 5.1       Effective Date........................................................................33
         Section 5.2       Each Credit Event.....................................................................34

ARTICLE 6 AFFIRMATIVE COVENANTS..................................................................................35
         Section 6.1       Financial Statements and Other Information............................................35
         Section 6.2       Notice of Material Events.............................................................36
         Section 6.3       Legal Existence.......................................................................37
         Section 6.4       Regulated Investment Company..........................................................37
         Section 6.5       Insurance.............................................................................37
         Section 6.6       Payment of Indebtedness and Performance of Obligations................................37
         Section 6.7       Observance of Legal Requirements......................................................37
         Section 6.8       Books and Records; Visitation.........................................................38
         Section 6.9       Compliance With Prospectus............................................................38
         Section 6.10      Purpose of Loans......................................................................38

ARTICLE 7 NEGATIVE COVENANTS.....................................................................................38
         SECTION 7.1       INDEBTEDNESS..........................................................................38
         SECTION 7.2       LIENS.................................................................................39
         SECTION 7.3       FUNDAMENTAL CHANGES...................................................................39
         SECTION 7.4       RESTRICTED PAYMENTS...................................................................40
         SECTION 7.5       INVESTMENT POLICIES...................................................................40
         SECTION 7.6       AMENDMENT OF CERTAIN DOCUMENTS........................................................40
         SECTION 7.7       FISCAL YEAR...........................................................................40
         SECTION 7.8       CHANGE IN ACCOUNTING PRINCIPLES.......................................................40
         SECTION 7.9       SUBSIDIARIES..........................................................................40
         SECTION 7.10      CHANGE IN INVESTMENT MANAGER..........................................................40
         SECTION 7.11      ASSET COVERAGE RATIO..................................................................40

ARTICLE 8 EVENTS OF DEFAULT......................................................................................41
         SECTION 8.1       EVENTS OF DEFAULT.....................................................................41
         SECTION 8.2       RESULTS OF DEFAULTS AND EVENTS OF DEFAULT.............................................42
         SECTION 8.3       REMEDIES..............................................................................42

ARTICLE 9 THE ADMINISTRATIVE AGENT...............................................................................43

ARTICLE 10 OTHER PROVISIONS......................................................................................45
         SECTION 10.1      NOTICES...............................................................................45
         SECTION 10.2      WAIVERS; AMENDMENTS...................................................................45
         SECTION 10.3      EXPENSES; INDEMNITY; DAMAGE WAIVER....................................................46
         SECTION 10.4      SUCCESSORS AND ASSIGNS................................................................47
         SECTION 10.5      SURVIVAL..............................................................................49
         SECTION 10.6      COUNTERPARTS; INTEGRATION; EFFECTIVENESS..............................................50
         SECTION 10.7      SEVERABILITY..........................................................................50
         SECTION 10.8      RIGHT OF SETOFF.......................................................................50
         SECTION 10.9      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS............................51
         SECTION 10.10     WAIVER OF JURY TRIAL..................................................................51
         SECTION 10.11     HEADINGS..............................................................................52
         SECTION 10.12     INTEREST RATE LIMITATION..............................................................52
         SECTION 10.13     LENDERS AS INVESTMENT COMPANY ACT BANKS...............................................52
         SECTION 10.14     NON-RECOURSE..........................................................................52
         SECTION 10.15     ADDITIONAL BORROWERS; WITHDRAWAL OF BORROWERS.........................................53

SCHEDULES:

Schedule 1.1......................................................................................List of Borrowers
Schedule 2.1....................................................................................List of Commitments
Schedule 7.5......................................................................Exceptions to Investment Policies

EXHIBITS:
Exhibit A.........................................................................Form of Assignment and Acceptance
Exhibit B...............................................................Form of Opinion of Counsel to the Borrowers
Exhibit C-1............................................................................................Form of Note
Exhibit C-2..................................................................................Form of Swingline Note
Exhibit D.........................................................................................Pro Rata Schedule
Exhibit E............................................................................Form of Compliance Certificate

         CREDIT AGREEMENT, dated as of September 13, 2004, by and among the Columbia Funds a party hereto or which become a party hereto, the LENDERS party hereto, and THE BANK OF NOVA SCOTIA, as Administrative Agent.

         The parties hereto agree as follows:

         ARTICLE 1 DEFINITIONS

         Section 1.1 DEFINED TERMS

                  As used in this Credit Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE   AGENT"   means  BNS,  in  its   capacity  as
administrative agent for the Lenders.

                  "ADMINISTRATIVE   QUESTIONNAIRE"   means   an   Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means an affiliated person, as defined in Section 2(a)(3) of the Investment Company Act.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

                  "APPLICABLE MARGIN" means 0.625% with respect to Swing Line Loans, Federal Funds Loans and Eurodollar Loans, and 0% with respect to Alternate Base Rate Loans.

                  "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, after giving effect to any assignments.

                  "ASSET COVERAGE RATIO" means with respect to any Borrower, the ratio of (i) (a) the value of the Total Assets of such Borrower less (b) all liabilities and indebtedness of such Borrower not represented by Senior Securities of such Borrower (excluding, to the extent included therein, obligations in respect of the outstanding principal balance of the Loans), to
(ii) the aggregate amount of Senior Securities Representing Indebtedness of such Borrower, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of such Borrower is zero, for purposes of such calculation such aggregate amount shall be one (1).

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "BNS" means The Bank of Nova Scotia.

                  "BOARD" means, as to any Borrower, such Borrower's board of directors or board of trustees, as applicable.

                  "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWERS" means, collectively, the Columbia Funds signatory hereto and each additional Columbia fund that is an investment company registered under the Investment Company Act that becomes a Borrower hereunder in accordance with Section 10.15(a), each, a "BORROWER"; PROVIDED that the term "Borrower" shall not include any such entity from and after the date such entity's participation in this Credit Agreement is terminated pursuant to
Section 10.15(b).

                  "BORROWING" means (i) a borrowing of Revolving Loans of the same Type made, converted or continued on the same date to the same Borrower and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (ii) a borrowing of a Swingline Loan made on the same date to the same Borrower.

                  "BORROWING REQUEST" means a request for a Revolving Borrowing in accordance with Section 2.3.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Boston are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Credit Agreement or (c) compliance by any Credit Party (or, for purposes of Section 3.5(b), by any lending office of such Credit Party or by such Credit Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "CODE" means the Internal Revenue Code of 1986.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to Section 2.5 or pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Commitments is $150,000,000.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit E.

                  "CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans and its Swingline Exposure at such time.

                  "CREDIT PARTIES" means the Administrative Agent and the Lenders.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

                  "ELIGIBLE INSTITUTION" means any Person that (i) is not a "principal underwriter", as defined in Section 2(a)(29) of the Investment Company Act, of any Borrower, and (ii) (A) as of the date hereof, is a "bank" as defined in Section 2(a)(5) of the Investment Company Act, and (B) as of any date hereafter, any Person that the Borrowers are permitted to borrow from under and in accordance with Section 18(f)(1) of the Investment Company Act.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

                  "EURODOLLAR", when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to an Adjusted LIBO Rate.

                  "EVENT OF DEFAULT"  has the  meaning  assigned to such term in
Section 8.1.

                  "EXCLUDED TAXES" means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 3.8(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.7(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 3.7(a).

                  "FEDERAL FUNDS" when used in reference to Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to the Federal Funds Rate.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

                  "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum as determined by the Administrative Agent (rounded, if necessary, to the next greater 1/100 of 1%) equal to the rate, as reported by BNS to the Administrative Agent, at which BNS is offered overnight Federal Funds by a
Federal Funds broker of recognized standing selected in a commercially reasonable manner by BNS in an amount approximately equal to its ratable share of a Federal Funds Borrowing (or, in the case of a Swingline Loan, the amount thereof), if applicable, at or about 3:00 p.m., New York City time, on such day, provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be the rate at which the Administrative Agent is offered overnight Federal Funds by such Federal Funds broker at or about 3:00 p.m., New York City time, on the next preceding Business Day.

                  "FEDERAL RESERVE FORM" means a Form FR U-1 duly completed by the Administrative Agent and executed by each Borrower, the statements made in which shall, in the reasonable opinion of the Administrative Agent, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

                  "FINANCIAL OFFICER" means as to any Borrower, the chief financial officer, principal accounting officer, treasurer or controller of such Borrower.

                  "FLOATING RATE", when used in reference to a Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to the Federal Funds Rate or the Alternate Base Rate.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply Borrowers for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply Borrowers for the purchase of) any security for the payment thereof,
(b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include indorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, provided that the term "Indebtedness" shall not include obligations of any Person under repurchase, reverse repurchase, securities lending, when issued securities, delayed delivery securities arrangements, short sales, options and futures.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEMNITEE" has the meaning assigned to such term in Section 10.3(b).

                  "INTEREST ELECTION REQUEST" means a request to convert or continue a Borrowing in accordance with Section 3.2.

                  "INTEREST PAYMENT DATE" means, with respect to: (i) any Floating Rate Loan, the last day of each March, June, September and December,
(ii) any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (iii) any Swingline Loan, the Maturity Date of such Loan, and (iv) all Loans, the Termination Date.

                  "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing of any Borrower, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter, as such Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940.

                  "INVESTMENT MANAGER" means Highland Capital Management L.P., a Delaware Partnership, or any other Person permitted by Section 7.10.

                  "INVESTMENT POLICIES" means, as to any Borrower,  collectively
(i) the policies and objectives for, and limits and restrictions on, investing by such Borrower set forth in such Borrower's Prospectus as in effect on the Effective Date (or, in the case of a series or portfolio of a Borrower which becomes a Borrower after the Effective Date pursuant to Section 10.15(a), the date on which it becomes a Borrower) and which may be changed only by a vote of a majority (as defined in the Investment Company Act) of such Borrower's outstanding voting shares and (ii) all policies limiting the incurrence of Indebtedness by such Borrower set forth in such Borrower's Prospectus as in effect on the Effective Date (or, in the case of a Borrower which becomes a Borrower after the Effective Date pursuant to Section 10.15(a), the date on which it becomes a Borrower).

                  "LENDERS" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "LIBO RATE" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of $1,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations of the BBA Interest Settlement Rates for U.S. dollars, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate is not available, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of $1,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

                  "LIEN" means, with respect to (i) any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (ii) any securities, any purchase option, call or similar right of a third party.

                  "LOAN BALANCE" means as to any Borrower on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans made to such Borrower.

                  "LOAN DOCUMENTS" means this Credit Agreement and the Notes.

                  "LOANS" means the Revolving Loans and the Swingline Loans made to the Borrowers pursuant to this Credit Agreement.

                  "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means, with respect to any Borrower, a material adverse effect on (a) the business, assets or condition, financial or otherwise, of such Borrower not caused by any price movements in the financial markets generally, (b) the ability of any Borrower to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to any Credit Party under any Loan Document.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than Indebtedness under the Loan Documents) or obligations in respect of one or more Hedging Agreements, of any Borrower in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of such Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting or set-off agreements or similar rights) that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

                  "MATURITY DATE" means, with respect to (i) any Revolving Loan, the Business Day specified in the Borrowing Request with respect thereto, which Business Day is not later than 30 days after the date on which such Revolving Loan is made, and (ii) any Swingline Loan, the Business Day specified in the request for such Loan pursuant to Section 2.8(b), which Business Day is not later than seven Business Days after the date on which such Swingline Loan is made, PROVIDED, HOWEVER, that in all events, a Maturity Date may not be after the Termination Date.

                  "MAXIMUM LOAN VALUE" means, in respect of any Borrower, at any time with respect to such Borrower's assets constituting (i) Margin Stock, the "current market value" (within the meaning of Regulation U) thereof at such time, and (ii) Non-Margin Assets, the "good faith loan value" (within the meaning of Regulation U) thereof at such time.

                  "MAXIMUM PERMITTED BORROWING" means with respect to any Borrower at any time of determination, an amount equal to the sum on such date of (x) 50% of the Maximum Loan Value of such Borrower's Margin Stock plus (y) the Maximum Loan Value of such Borrower's Non-Margin Assets.

                  "MEASUREMENT DATE" means with respect to any Borrower, the date of the most recent audited financial statements of such Borrower which were delivered to the Administrative Agent prior to the date on which such Borrower became a Borrower under this Credit Agreement.

                  "MULTIEMPLOYER  PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET ASSET VALUE" means, as to any Borrower at any time of determination, the amount by which (i) the sum of, without duplication (x) the value of the securities owned by such Borrower (other than securities in default (except to the extent that such Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the rules thereunder, GAAP and such Borrower's Prospectus) or determined to be worthless pursuant to any policy of such Borrower's Board) and (y) any cash and other assets (including interest and dividends accrued but not yet received, prepaid expenses and proceeds of Loans) of such Borrower exceeds (ii) the sum of all liabilities of such Borrower (including accrued expenses and including, without duplication, the value of all assets of such Borrower subject to a Lien described in Section 7.2(e)) other than Indebtedness of such Borrower under the Loan Documents.

                  "NOTES" means (i) with respect to each Lender in respect of such Lender's Loans, a promissory note, substantially in the form of Exhibit C-1, payable to the order of such Lender, each such promissory note having been made by the applicable Borrower and dated the Effective Date, including all replacements thereof and substitutions therefor, and (ii) with respect to the Swingline Lender, a promissory note evidencing the Swingline Lender's Swingline Loans substantially in the form of Exhibit C-2, payable to the order of the Swingline Lender (or, if required by the Swingline Lender, to the Swingline Lender and its registered assigns).

                  "NON-MARGIN ASSETS" means, in respect of any Borrower, assets of such Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, "Non-Margin Assets" shall not include "puts, calls or combinations thereof" (within the meaning of Regulation U).

                  "NON-RECOURSE PERSON" has the meaning assigned to such term in
Section 10.14.

                  "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

                  "PARTICIPANT" has the meaning assigned to such term in Section 10.4(e).

                  "PERMITTED LIENS" means Liens permitted by Section 7.2.

                  "PERSON"  means  any  natural  person,  corporation,   limited
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRO RATA  SCHEDULE" has the meaning  assigned to such term in
Section 2.10(a).

                  "PRO RATA SHARE" has the meaning set forth in Section 2.10(a).

                  "PROSPECTUS" means, as to each Borrower at any time, the currently effective prospectus and statement of additional information of such Borrower as filed with the Securities and Exchange Commission under the Securities Act.

                  "REGISTER" has the meaning assigned to such term in Section 10.4(c).

                  "REGISTRATION STATEMENT" means, as to each Borrower, such Borrower's registration statement filed with the Securities and Exchange Commission under the Securities Act and the Investment Company Act, in the form in which declared effective by the Commission.

                  "REGULATED  INVESTMENT  COMPANY"  has the meaning set forth in
Section 851 of the Code.

                  "REGULATION T" means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION U" means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION X" means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 51% of the sum of the total Credit Exposures and unused Commitments at such time.

                  "REVOLVING LOAN" means a loan referred to in Section 2.1 and made pursuant to Section 2.4.

                  "SECURITIES ACT" means the Securities Act of 1933.

                  "SENIOR SECURITIES REPRESENTING INDEBTEDNESS" means any Senior Security other than stock.

                  "SENIOR SECURITY" means, with respect to any Borrower, any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness of such Borrower, including the Notes, and any stock issued by such Borrower of a class having priority over any other class as to distribution of assets or payment of dividends, PROVIDED that "Senior Security" shall (a) except as otherwise provided in clause (b) below, not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, in any case where such loan is for temporary purposes only and is in an amount not exceeding 5% of the value of the Total Assets of such Borrower at the time when the loan is made, and (b) include all indebtedness under the Loan Documents.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency Funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency Funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or controlled by the parent or one or more Subsidiaries of the parent.

                  "SWINGLINE COMMITMENT" means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder. The initial amount of the Swingline Lender's Swingline Commitment is $25,000,000.

                  "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage based on the Swingline Exposure at such time.

                  "SWINGLINE LENDER" means BNS in its capacity as the lender of Swingline Loans hereunder.

                  "SWINGLINE  LOAN"  means a loan in dollars  made  pursuant  to
Section 2.8.

                  "TAXES" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERMINATION DATE" means September 12, 2005 or such earlier date on which the Loans shall become due and payable, whether by acceleration or otherwise.

                  "THRESHOLD AMOUNT" means with respect to any Borrower, the lesser of (i) 3% of the aggregate Net Asset Value of such Borrower, and (ii) $1,000,000.

                  "TOTAL ASSETS" means with respect to any Borrower at any time, all assets of such Borrower which in accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time; provided, that the term Total Assets shall not include (i) equipment, (ii) securities owned by such Borrower which are in default (except to the extent that such Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the rules thereunder and such Borrower's Prospectus) or determined to be worthless pursuant to any policy of such Borrower's Board,
(iii) capitalized organizational and offering costs and (iv) all assets of such Borrower which are segregated to cover or meet obligations of such Borrower or are on deposit to satisfy margin requirements to the extent that such obligations and margin requirements have not been recognized in calculating the liabilities of such Borrower for purposes of determining such Borrower's compliance with the terms of this Credit Agreement.

                  "TRANSACTIONS" means the (i) execution, delivery and performance by each of the Borrowers of each Loan Document to which it is a party, (ii) borrowing of the Loans by such Borrower and (iii) use of the proceeds of the Loans by such Borrower.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to an Adjusted LIBO Rate, the Alternate Base Rate or the Federal Funds Rate.

         Section 1.2       TERMS GENERALLY

                  The  definitions  of terms herein  shall apply  equally to the singular  and  plural  forms of the terms  defined.  Whenever  the  context  may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.3       ACCOUNTING TERMS; GAAP

                  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrowers notify the Administrative Agent that they request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         Section 1.4       CONCERNING THE STRUCTURE OF THIS CREDIT AGREEMENT

         On the date hereof Columbia Floating Rate Limited Liability Company is the only Borrower, however this Agreement is structured so as to provide a framework for the addition of other Borrowers after the date hereof without the need to substantially revise this Agreement.

         Section 1.5       CLASSIFICATION OF LOANS AND BORROWINGS

                  For purposes of this Credit Agreement, Loans may be classified and referred to by Class (e.g., a "REVOLVING LOAN") or by Type (E.G., a "EURODOLLAR LOAN") or by Class and Type (E.G., a "EURODOLLAR REVOLVING LOAN"). Borrowings may also be classified and referred to by Class (E.G., a "REVOLVING BORROWING") or by Type (e.g., a "EURODOLLAR BORROWING") or by Class and Type (E.G., a "EURODOLLAR REVOLVING BORROWING").

         ARTICLE 2         THE CREDITS

         Section 2.1       COMMITMENTS

                  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to any Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Termination Date in an aggregate principal amount that will not result in (i) such Lender's Credit Exposure exceeding such Lender's Commitment or (ii) such Borrower's Loan Balance exceeding its Maximum Permitted Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. Each Revolving Loan shall be made for a specific purpose set forth in Section 6.10 and shall be due and payable on the Maturity Date with respect thereto, provided that the outstanding principal balance of all Revolving Loans shall be due and payable, together with interest thereon and all fees and other amounts due and owing under the Loan Documents, on the Termination Date. Revolving Loans will be made available to the Borrowers on a first come, first served basis, PROVIDED, HOWEVER, that if the amount of Revolving Loans which one or more of the Borrowers would otherwise request on the same Business Day would exceed the then available Commitments, such Borrowers will apportion the available Commitments among such Borrowers on the basis as set forth in resolutions duly adopted by the Board of each such Borrower or otherwise as such Borrowers may decide in accordance with applicable law.

         Section 2.2       REVOLVING LOANS AND REVOLVING BORROWINGS

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required hereunder.

                  (b) Subject to Section 3.4, each Borrowing shall be comprised entirely of Federal Funds Loans, Alternate Base Rate Loans or Eurodollar Loans, as applicable, in each case as a Borrower, may request in accordance with the provisions hereof. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Credit Agreement. Each Swingline Borrowing shall be a Swingline Loan.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each Floating Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000, provided that notwithstanding anything in this Section 2.2(c) to the contrary, a Floating Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Credit Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

         Section 2.3       REQUESTS FOR REVOLVING BORROWINGS

                  (a) To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 Noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Floating Rate Borrowing, not later than 3:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                      (i)    the   identity  of  the   Borrower  to  which  such
                             requested Borrowing is to be made;

                      (ii)   the aggregate amount of the requested Borrowing;

                      (iii) the date of such Borrowing, which shall be a Business Day;

                      (iv) the requested Maturity Date, which shall be a Business Day;

                      (v) whether such Borrowing is to be a Federal Funds Borrowing, Alternate Base Rate Borrowing or a Eurodollar Borrowing;

                      (vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                      (vii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4; and

                      (viii) a  reasonably  detailed  calculation  of the  Asset
                             Coverage Ratio of such Borrower on a pro forma basis immediately after giving effect to such Borrowing.

                  (b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Federal Funds Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

Section 2.4       FUNDING OF BORROWINGS

                  (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.2, the Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to the account of such Borrower maintained with the Administrative Agent and designated in the applicable Borrowing Request, PROVIDED that Revolving Loans made to finance the repayment of a Swingline Loan as provided in Section 2.8(c) shall be remitted by the Administrative Agent to the Swingline Lender. Swingline Loans shall be made as provided in Sections 2.8(a) and (b).

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and paragraph (c) of Section 2.8 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate that would be otherwise applicable to such Revolving Borrowing; provided that such Borrower
(A) may request a Revolving Borrowing or, except in a case arising under paragraph (c) of Section 2.8, a Swingline Borrowing to satisfy such demand, or
(B) to the extent unable to borrow under clause (A) may borrow from any Person as permitted by applicable law and this Credit Agreement to satisfy such demand. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Revolving Borrowing.

         Section 2.5       TERMINATION AND REDUCTION OF COMMITMENTS

                  (a)  Unless  previously  terminated,   the  Commitments  shall
terminate on the Termination Date.

                  (b) The Borrowers may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments, provided that (i) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7, the sum of the Credit Exposures would exceed the aggregate Commitments, and (ii) each such reduction shall be in an amount that, when added to the amount of each such prepayment, is an integral multiple of $100,000 and not less than $500,000.

                  (c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable, PROVIDED that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments hereunder shall be permanent. Each reduction of the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Each termination or reduction of the Commitments shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.3(a).

         Section 2.6       REPAYMENT OF LOANS; EVIDENCE OF DEBT

                  (a) Each Borrower, severally and not jointly, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to it on the Maturity Date thereof and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to it on the Maturity Date thereof, provided that the then unpaid principal amounts of all Loans shall be due and payable in all events on the Termination Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan to each Borrower made hereunder, the Class and Type thereof, the Interest Period applicable thereto and the Maturity Date thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The Administrative Agent shall provide copies of such accounts to each Borrower upon request.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section shall, to the extent not prohibited by applicable law and not inconsistent with any entries made in any Note and absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Credit Agreement.

         Section 2.7       PREPAYMENT OF LOANS

                  (a) Each Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 3.6), to prepay any Revolving Borrowing made to it in whole or in part, subject to the requirements of this Section.

                  (b) Each Borrower making a prepayment, shall notify the Administrative Agent by telephone (confirmed by fax) of any prepayment hereunder
(i) in the case of prepayment of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three Business Days before the date of prepayment or
(ii) in the case of prepayment of a Floating Rate Borrowing, not later than 3:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the identity of the Borrower making the prepayment, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.7(a) shall, when added to the amount of each concurrent reduction of the Commitments and prepayment of Borrowings under such Sections, be in an integral multiple of $100,000 and not less than $500,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

         Section 2.8       SWINGLINE LOANS

                  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Borrower in dollars from time to time on any Business Day during the period from the Effective Date to the tenth Business Day preceding the Termination Date in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding the Swingline Commitment (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Lender's Commitment then in effect), (ii) the sum of the total Credit Exposures exceeding the aggregate Commitments or (iii) such Borrower's Loan Balance exceeding such Borrower's Maximum Permitted Borrowing, PROVIDED that the Swingline Lender shall not be obligated to make a Swingline Loan to refinance an outstanding Swingline Loan. Notwithstanding the foregoing, the Swingline Lender shall not be required to make a Swingline Loan if (i) prior thereto or simultaneously therewith no Borrower shall have borrowed Revolving Loans, (ii) any Lender shall be in default of its obligations under this Credit Agreement or (iii) any Lender shall have notified the Swingline Lender and the Borrowers in writing at least one Business Day prior to the borrowing date with respect to such Swingline Loan, that the conditions set forth in Section 5.2 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Swingline Loan. Each Swingline Loan shall be due and payable on the Maturity Date thereof, provided that in no event shall such Maturity Date be later than the fifth Business Day preceding the Termination Date.

                  (b) To request a Borrowing of a Swingline Loan, the Borrower to which such Swingline Loan is to be made, shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by fax) no later than 3:00 p.m., New York City time, on the date of the relevant Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the identity of the Borrower to which the requested Swingline Loan is to be made,
(ii) the principal amount to be borrowed, (iii) the requested date of the borrowing of such Swingline Loan (which shall be a Business Day), and (iv) the requested Maturity Date of such Swingline Loan which shall be not later than seven Business Days after the making of such Swingline Loan. The Swingline Lender will make the requested amount available promptly on that same day in immediately available funds to the Administrative Agent (for the account of such Borrower as set forth in Section 2.4) and the Administrative Agent, thereupon, will promptly make such amount available to such Borrower in like funds as provided therein. Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 3:00 p.m., New York City time, on any Business Day notify the Administrative Agent that the Swingline Lender is requesting that the Lenders make an Alternate Base Rate Borrowing in an amount equal to the outstanding principal balance and accrued interest on the Swingline Loans, in which case (i) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of such Alternate Base Rate Borrowing, and (ii) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any Loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (A) in the event that such Lender shall have received notice of such Alternate Base Rate Borrowing prior to 3:30 p.m., New York City time on any Business Day, on such Business Day, or (B) in all other events, no later than 1:00 p.m., New York City time, on the Business Day immediately succeeding the Business Day upon which such Lender shall have received such notice. Such Loans shall, for all purposes hereof, be deemed to be a Floating Rate Borrowing made pursuant to Section 2.3, and the Lenders obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Swingline Lender by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Swingline Lender for the purpose of repaying in full the Swingline Loans and all accrued interest thereon.

                  (d) If any Borrower fails to make any payment owed by it with respect to a Swingline Loan, or if any such sum paid by a Borrower is required to be refunded to such Borrower for any reason, the Administrative Agent shall notify each applicable Lender of the affected Swingline Loan, the payment then due from or to such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Each Lender shall purchase a participation in such Swingline Loan by paying to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section
2.4 with respect to Loans made by such Lender (and Section 2.4 shall apply, MUTATIS MUTANDIS, to the payment obligations of the applicable Lenders), by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders,
(A) in the event that such Lender shall have received notice of such Floating Rate Borrowing prior to 3:30 p.m., New York City time on any Business Day, on such Business Day, or (B) in all other events, no later than 1:00 p.m., New York City time, on the Business Day immediately succeeding the Business Day upon which such Lender shall have received such notice. The Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the applicable Lenders. Promptly following receipt by the Administrative Agent of any payment in respect of such Swingline Loan from such Borrower, the Administrative Agent shall distribute such payment to the Swingline Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Swingline Lender, then to such Lenders and the Swingline Lender as their interests may appear. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Swingline Loans is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 2.9       PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
                           SETOFFS

                  (a) Each Borrower shall make each payment  required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 4:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Subject to Section 2.6(a)(ii), all such payments shall be made to the Administrative Agent at its office at One Liberty Plaza, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by, and available to, the Administrative Agent to pay fully all amounts of principal of Loans, interest and fees then due hereunder, such funds shall be applied (i) first, to payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, to payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in Swingline Loans, PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans to any assignee or participant, other than to such Borrower or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower all its rights to payment (including rights of setoff and counterclaim) with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation but only to the extent of such Borrower's obligations to such Lender hereunder.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Borrower has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.8(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

         Section 2.10      LIABILITY OF BORROWER; PRO RATA SHARE

                  (a) Notwithstanding anything in any Loan Document to the contrary, each Borrower, severally and not jointly, shall be liable for the repayment of the principal of, and interest on, Loans made to such Borrower, including amounts advanced by the Administrative Agent to such Borrower on behalf of a Lender which does not reimburse the Administrative Agent therefor pursuant to Section 2.4(b) and no other Borrower shall have any liability therefor. The parties hereto agree that with respect to all other amounts payable to any Credit Party under the Loan Documents including commitment fees and reimbursement for reasonable legal expenses, each Borrower shall be liable only for its Pro Rata Share (as defined below) thereof. For purposes of this Credit Agreement, "PRO RATA SHARE" shall mean, with respect to any amount required to be paid by each Borrower based on its Pro Rata Share thereof, that percentage of such amount set forth next to the name of such Borrower on Exhibit D (as amended from time to time as provided below, the "PRO RATA SCHEDULE"), provided that if no Event of Default shall have occurred and be continuing, the Borrowers may change the Pro Rata Shares of the Borrowers and with respect to amounts payable after receipt by the Administrative Agent and the Lenders of an amended Pro Rata Schedule signed by an officer of each Borrower as long as the sum of the Pro Rata Shares of all Borrowers shall at all times equal 100%.

                  (b) The obligations and liabilities of each Borrower under this Credit Agreement and the other Loan Documents shall be several and not joint. Notwithstanding anything to the contrary contained in this Credit Agreement, the parties hereto acknowledge and agree that the sole source of payment of the obligations and liabilities of each Borrower hereunder, including the principal of, and interest on, each Loan made to any Borrower, the fees payable by such Borrower pursuant to Section 3.3 and any other amounts payable by such Borrower hereunder shall be the revenues and assets of such Borrower, and not the revenues and assets of any other Borrower.

         ARTICLE 3         INTEREST, FEES, YIELD PROTECTION, ETC.

         Section 3.1       INTEREST

                  (a) Revolving Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. Revolving Loans comprising each Federal Funds Borrowing shall bear interest at the Federal Funds Rate plus the Applicable Margin. Each Swingline Loan shall bear interest at the Federal Funds Rate plus the Applicable Margin, provided that if (i) a Swingline Loan is outstanding for more than 7 days or
(ii) a  participation  in a Swing Line Loan is required  to be made  pursuant to
Section 2.8(d), such Swing Line Loan will thereafter bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) Notwithstanding anything to the contrary in this Section 3.1, if an Event of Default has occurred and is continuing with respect to a Borrower, then, so long as such Event of Default is continuing, all principal of and interest on each Loan to such Borrower and each fee and other amount not paid when due by the defaulting Borrower shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in
Section 3.1(a) or (ii) in the case of any other amount, 2% plus the Federal Funds Effective Rate.

                  (c) Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, PROVIDED that (i) interest accrued and unpaid pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued and unpaid interest on such Loan shall be payable on the effective date of such conversion.

                  (d) All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment). The applicable Federal Funds Rate, Federal Funds Effective Rate, Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

         Section 3.2       INTEREST ELECTIONS

                  (a) Each Borrowing (other than a Swingline Loan) initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of a Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary herein contained (a) this Section shall not apply to Swingline Borrowings which may not be converted or continued, (b) no Eurodollar Borrowing or Alternate Base Rate Borrowing may be converted into a Federal Funds Borrowing, and (c) each Federal Funds Borrowing shall, unless repaid in full, be converted into an Alternate Base Rate Borrowing on the 7th day following the making of the Revolving Loans comprising such Borrowing.

                  (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.3 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.3:

                       (i) the Borrowing (including the identity of the Borrower thereof) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                       (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                       (iii) whether the resulting Borrowing is to be a Floating Rate Borrowing or a Eurodollar Borrowing; and

                       (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

Notwithstanding anything to the contrary herein, each Interest Election Request for a Eurodollar Borrowing shall be deemed to have selected an Interest Period of one month's duration.

                  (d)  Promptly   following  receipt  of  an  Interest  Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each requested Borrowing.

                  (e) If a Borrower fails to deliver a timely Interest  Election
Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein at the end of such Interest Period, such Borrowing shall be converted to a Alternate Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the defaulting Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing with respect to such Borrower may be converted to or continued as a Eurodollar Borrowing and
(ii) unless repaid, each Eurodollar Borrowing with respect to such Borrower shall be converted to a Floating Rate Borrowing at the end of the Interest Period applicable thereto.

         Section 3.3       FEES

                  (a) Each Borrower shall pay to the Administrative Agent for the account of each Lender its Pro Rata Share of the commitment fee, which shall accrue at a rate per annum equal to 0.15% on the daily amount of the unused Commitment of such Lender during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section
10.6 to but excluding the date on which such Commitment terminates, provided that Swingline Borrowings will not be deemed a utilization of the Commitment for commitment fee purposes. Accrued and unpaid commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Commitments are permanently reduced and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Each Borrower shall pay to the Administrative Agent, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon in writing between such Borrower and the Administrative Agent.

                  (c) All fees and other amounts payable under this Section 3.3 shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees and other amounts paid under the Loan Documents shall not be refundable under any circumstances.

         Section 3.4       ALTERNATE RATE OF INTEREST

                  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances arising after the date hereof affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by any Lender that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loan included in such Borrowing for such Interest Period because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (y) other circumstances arising after the date hereof affecting such Lender or the interbank Eurodollar market;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Floating Rate Borrowing as elected by the applicable Borrower. Each of the Administrative Agent and each Lender agrees that it shall promptly notify the Borrowers and, in the case of any such Lender, the Administrative Agent, if any such circumstances cease to exist.

         Section 3.5       INCREASED COSTS; ILLEGALITY

                  (a) If any Change in Law shall:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                      (ii) impose on any Credit Party or the London interbank market any other condition affecting any Credit Party's obligation to make Eurodollar Loans or any participation therein,

and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise) with respect to such Loan by an amount deemed by such Credit Party to be material, then each applicable Borrower will pay to such Credit Party its Pro Rata Share of such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

                  (b) If any Credit Party determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, as a consequence of this Credit Agreement or the Loans made by such Credit Party hereunder to a level below that which such Credit Party or such Credit Party's holding company could have achieved but for such Change in Law (taking into consideration such Credit Party's policies and the policies of such Credit Party's holding company with respect to capital adequacy), then from time to time each Borrower will pay to such Credit Party its Pro Rata Share of such additional amount or amounts as will compensate such Credit Party or such Credit Party's holding company for any such reduction suffered to the extent that such Credit Party reasonably determines such increase in capital requirements is allocable to its obligations hereunder using reasonable averaging and attribution methods.

                  (c) A certificate of a Credit Party setting forth supporting calculations in reasonable detail demonstrating the basis of the additional amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. Each Borrower shall pay such Credit Party its Pro Rata Share of the amount shown as due on any such certificate within ten days after receipt thereof. In determining such additional amounts of compensation, each Lender will act reasonably and in good faith.

                  (d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation; provided that no Borrower shall be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Credit Party's intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding any other provision of this Credit Agreement, if, after the date of this Credit Agreement, any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

                       (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Floating Rate Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing or to convert a Floating Rate Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for a Floating Rate Loan (or a request to continue a Floating Rate Loan as such for an additional Interest Period or to convert a Eurodollar Loan into a Floating Rate Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

                       (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to a Floating Rate Loan, in which event all such Eurodollar Loans shall be automatically converted to such Floating Rate Loan, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Floating Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrowers by any Lender shall be effective, as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

         Section 3.6       BREAK FUNDING PAYMENTS

                  In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto or Swingline Loan other than on the maturity thereof (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or Swingline Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.5(c) and is revoked in accordance therewith), then, in any such event, the Borrower of such Loan shall, upon the Lender's written request which request shall set forth the basis for requesting such compensation (that is, whether under clauses (a), (b) or (c) of this Section 3.6), compensate each Lender for the reasonable loss, cost and expense incurred by such Lender, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, prepayment, conversion, or failure to borrow, convert, continue or prepay, attributable to such event, unless such event was caused by a default by such Lender. A certificate of any Lender setting forth such Lender's reasonable good faith determination of the amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

         Section 3.7       TAXES

                  (a) Any and all payments by or on account of any obligation of any Borrower hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay its Pro Rata Share of any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower, severally and not jointly, shall indemnify each Credit Party, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Credit Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

         Section 3.8       MITIGATION OBLIGATIONS

                  (a) If any Lender requests compensation under Section 3.5, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.7, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower shall pay its Pro Rata Share of all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 3.5(b), or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, in an aggregate amount in excess of $10,000, then such Borrower at its sole expense (including the fees referred to in Section 10.4(b)) and at the sole effort of such Borrower, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all such other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.5(b) or payments required to be made pursuant to Section 3.7, such assignment should result in a reduction in such compensation or payments in the future. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

         ARTICLE 4         REPRESENTATIONS AND WARRANTIES
                  In order to induce the Credit Parties to enter into this Credit Agreement and make the Loans, each Borrower, severally and not jointly, makes the following representations and warranties to the Credit Parties (it being agreed that each Borrower represents and warrants only to matters with respect to itself):

         Section 4.1       ORGANIZATION AND POWER

                  Such Borrower (i) is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect. Such Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

         Section 4.2       AUTHORITY AND EXECUTION

                  Such Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate or trust action, as the case may be, and are in full compliance with such Borrower's limited liability company agreement or Declaration of Trust, as the case may be, and By-Laws. Such Borrower has duly executed and delivered the Loan Documents to which it is a party.

         Section 4.3       BINDING AGREEMENT

                  The  Loan  Documents   will,   upon  execution  and  delivery,
constitute  the  valid  and  legally   binding   obligations  of  such  Borrower
enforceable  in  accordance  with  their  respective   terms,   except  as  such
enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         Section 4.4       LITIGATION

                  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of such Borrower) pending or, to the knowledge of such Borrower, threatened against it or maintained by it which may affect the property or rights of such Borrower, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) are not purely frivolous and call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) might, individually or in the aggregate, materially adversely affect any of the transactions contemplated by any Loan Document.

         Section 4.5       APPROVALS AND CONSENTS

                  No consent, authorization or approval of, filing with, notice to, or exemption by, the shareholders of any of such Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by such Borrower of, and the performance by such Borrower of its obligations under, the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents with respect to or against such Borrower. No provision of any applicable statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by such Borrower of, or performance by such Borrower of its obligations under, or affect the validity with respect to or against such Borrower of, the Loan Documents.

         Section 4.6       NO DEFAULTS; NO LEGAL BAR

                  Such Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or performance by such Borrower of the terms of the Loan Documents, the Borrowings hereunder and the use by such Borrowers of the proceeds thereof will not (i) violate any statutes or regulations, including the Investment Company Act, of any Governmental Authority applicable to such Borrower or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien upon the property of such Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect.

         Section 4.7       REGULATED INVESTMENT COMPANY STATUS; TAXES

                  Each Borrower qualifies as a Regulated Investment Company. Such Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens (other than those permitted by Section 7.2(b)) have been filed against such Borrower. The charges, accruals and reserves on the books of each such Borrower with respect to all federal, state, local and other Taxes are adequate except to the extent the failure so to be could not reasonably be expected to have a Material Adverse Effect, and such Borrower knows of any unpaid assessment which is due and payable against it or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

         Section 4.8       COMPLIANCE

                  Such Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Such Borrower is complying in all material respects with all applicable statutes and regulations, including the Investment Company Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

         Section 4.9       LIMITATIONS ON BORROWING

                  Such Borrower is registered under the Investment Company Act as a closed-end management investment company. Such Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the Investment Company Act, state securities laws to the extent applicable, and such Borrower's Prospectus.

         Section 4.10      PROPERTY

                  Such Borrower has good and marketable title to all of its property, with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

         Section 4.11      FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS

                  Except for the Federal Reserve Form to be executed and delivered by such Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by such Borrower of this Credit Agreement and neither the making of the Loans in accordance with this Credit Agreement nor the use by such Borrowers of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

         Section 4.12      PENSION PLANS; MULTIEMPLOYER PLANS

                  Neither  such  Borrower  nor  any  ERISA   Affiliate   thereof
maintains, or has at any time maintained, any Plan or Multiemployer Plan.

         Section 4.13      NO MATERIAL ADVERSE CHANGE

                  Since the applicable Measurement Date, such Borrower has conducted its businesses only in the ordinary course and there has been no material adverse change in the business, assets or condition, financial or otherwise, of such Borrower.

         Section 4.14      MATERIAL AGREEMENTS

                  Each of (i) the custodian agreements of such Borrower is in full force and effect in all material respects and (ii) all other agreements between such Borrower, and the Investment Manager are in full force and effect, except to the extent that failure of such other agreements to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         Section 4.15      FINANCIAL CONDITION

                  The statement of assets and liabilities of such Borrowers as of the applicable Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to each Lender, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period in conformity with GAAP.

         Section 4.16      NO SUBSIDIARIES

                  Such Borrower has no Subsidiaries or any equity investment or interest in any other Person (other than portfolio securities which may have been acquired in the ordinary course of business).

         Section 4.17      OFFERINGS  IN COMPLIANCE WITH SECURITIES LAWS

                  Such Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

         Section 4.18      INVESTMENT POLICIES

                  Such Borrower is in compliance in all material respects with all of its Investment Policies, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 4.19      PROSPECTUSES

                  Such Borrower is in compliance in all material respects with its Prospectus, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 4.20      NO MISREPRESENTATION

                  No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by such Borrower, to the Administrative Agent or any Lender in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of such Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

         Section 4.21      AFFILIATE STATUS

                  To the knowledge of such Borrower, it is not an "Affiliated Person", within the meaning of the Investment Company Act, of any Lender.

         ARTICLE 5         CONDITIONS

         Section 5.1       EFFECTIVE DATE

                  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

                  (b) The Administrative Agent (or its counsel) shall have received a Note for each Lender, dated the Effective Date, executed by a duly authorized officer of each Borrower.

                  (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, and the Lenders and dated the Effective Date) from Stroock & Stroock & Lavan LLP, substantially in the form of Exhibit B. The Borrowers hereby request such counsel to deliver such opinion.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an officer of each Borrower, attaching such documents as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Loan Documents or the Transactions.

                  (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, certifying that (i) the representations and warranties of such Borrower set forth in each Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (ii) as of the Effective Date, no Default shall have occurred and be continuing.

                  (f) The Administrative Agent shall have received all fees and other amounts due and payable by the Borrowers on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

                  (g) The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by each Borrower, of the most recent Prospectus for such Borrower, the current effective Registration Statement for such Borrower, the most recent annual and semiannual financial reports for such Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including a copy of any debt instrument, security agreement or other material contract to which such Borrower may be a party.

                  (h) The Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received a copy of Federal Reserve Form U-1, duly executed and delivered by each Borrower and completed for delivery to each Lender, in form acceptable to the Administrative Agent.

                  (i) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, certifying that after giving effect to the Transactions on the Effective Date, such Borrower shall not have outstanding any Indebtedness, other than (A) Indebtedness incurred under the Loan Documents and (B) other Indebtedness permitted by Section 7.1.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

         Section 5.2       EACH CREDIT EVENT

                  The obligation of each Lender to make a Loan to a Borrower on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of such Borrower set forth in each Loan Document to which it is a party shall be true and correct in all material respects on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default with respect to such Borrower which is deemed to constitute a Default of such Borrower under Article 8 shall have occurred and be continuing.

                  (c) The Administrative Agent shall have received a Borrowing Request or a request for a Swingline Loan signed by such Borrower.

                  (d) The Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received (i) a copy of Federal Reserve Form U-1, duly executed and delivered by each Borrower and completed for delivery to each Lender, in form acceptable to the Administrative Agent, or (ii) a current list of Margin Stock with respect to each Borrower, in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U.

                  (e) The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.

Each Borrowing shall be deemed to constitute a representation and warranty by such Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

         ARTICLE 6         AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrowers under the Loan Documents shall have been paid in full, each Borrower, severally and not jointly, covenants and agrees with the Lenders that (it being agreed that each Borrower covenants only to matters with respect to itself):

         Section 6.1       FINANCIAL STATEMENTS AND OTHER INFORMATION

                  Such Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

                  (a) As soon as available, but in any event within 75 days after the end of each fiscal year of such Borrower, a copy of such Borrower's Statement of Assets and Liabilities as at the end of such fiscal year, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets as of and through the end of such fiscal year. Each such Statement of Assets and Liabilities and the related Schedule of Investments and Statements of Operations and Changes in Net Assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with GAAP, except as otherwise specified in such opinion;

                  (b) As soon as available, but in any event not later than 60 days after the end of the first semiannual accounting period in each fiscal year of each Borrower, a copy of such Borrower's Statement of Assets and Liabilities as at the end of such semiannual period, together with the related Schedule of Investments and Statements of Operations, Changes in Net Assets for such period;

                  (c) Concurrently with each delivery of the information required under paragraphs (a) and/or (b) above, and within 60 days of each of the first and third quarterly accounting periods of each fiscal year, a Compliance Certificate as of the last day of the relevant fiscal period signed on behalf of each Borrower.

                  (d) As soon as practicable, a copy of each general mailing to the shareholders of such Borrower to the extent such mailing includes a Prospectus or any material change in the terms thereof, including any material change in the investment objectives or any change in (i) the Investment Policies, (ii) restrictions on borrowings, or (iii) the identity of the directors or executive officers of such Borrower;

                  (e) Prompt written notice of any contest referred to in Sections 6.6 or 6.7;

                  (f) If, at the close of business on the last day of any week, there are outstanding Borrowings to any Borrower, such Borrower shall deliver to the Administrative Agent, no later than the next Business Day, a certificate of an officer of such Borrower, setting forth a reasonably detailed calculation of the Asset Coverage Ratio of such Borrower as of the last day of such week;

                  (g) Promptly after the execution thereof, copies of all material amendments to all investment advisory contracts and contracts with any principal underwriter and any new investment advisory contracts and contracts with any principal underwriter entered into after the Effective Date;

                  (h) Prompt written notice in the event that such Borrower decides to seek the approval of its board of directors and, if necessary, its shareholders to effect a change in any of its Investment Policies;

                  (i) As soon as available, but in any event no later than 10 days after the end of each month, a statement setting forth the name of such Borrower and such Borrower's Net Asset Value as of the end of such month, in the form similar to those customarily prepared by such Borrower's management for internal use;

                  (j) Promptly upon the determination that any Loan will not be repaid within 7 days of the borrowing date thereof, and in no event later than 8 days after such borrowing date, a current list of Margin Stock owned by the Borrower of such Loan, in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2)(iv) of Regulation U;

                  (k) By 12:00 noon, New York City time, of each Business Day, a statement (in spreadsheet form) of the total asset value and Net Asset Value of such Borrower's portfolio as of the close of business on the preceding Business Day if such Borrower had a Loan outstanding on such preceding Business Day; and

                  (l) Such other information as the Administrative Agent or any Lender may reasonably request from time to time.

         Section 6.2       NOTICE OF MATERIAL EVENTS

                  Such Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender prompt written notice of the following, together with a statement of a Financial Officer or other executive officer of such Borrower setting forth in reasonable detail of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting such Borrower or any Affiliate thereof that, if adversely determined, could in the good faith opinion of such Borrower reasonably be expected to result in a Material Adverse Effect; and

                  (c) the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

         Section 6.3       LEGAL EXISTENCE

                  Such Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         Section 6.4       REGULATED INVESTMENT COMPANY

                  Such Borrower shall maintain its status as an investment company or a series or portfolio of an investment company registered under the Investment Company Act and its qualification as a Regulated Investment Company under the Code.

         Section 6.5       INSURANCE

                  Such Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or a similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Investment Company Act or any successor provision and errors and omissions insurance); and furnish to each Lender, upon written request, full information as to the insurance carried.

         Section 6.6       PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF
                           OBLIGATIONS

                  Such Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien upon its property (other than a Permitted
Lien), unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by such Borrower, and provided further that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

         Section 6.7       OBSERVANCE OF LEGAL REQUIREMENTS

                  Such Borrower shall observe and comply in all material respects with all laws (including the Investment Company Act and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to such Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by such Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

         Section 6.8       BOOKS AND RECORDS; VISITATION

                  Such Borrower shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with GAAP and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable notice, permit representatives of the Administrative Agent and each Lender to visit the offices of such Borrower and to discuss the operations and financial condition of such Borrower with the officers thereof and with the Investment Manager, and (c) upon the reasonable request of Required Lenders, deliver to the Administrative Agent and each Lender a list of assets of such Borrower.

         Section 6.9       COMPLIANCE WITH PROSPECTUS

                  Such Borrower shall comply at all times with the limitations in the Prospectus concerning investment concentrations and investment objectives, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 6.10      PURPOSE OF LOANS

                  Such Borrower shall use the proceeds of the Loans received by it for temporary, emergency or extraordinary purposes, including to enable such Borrower to finance temporarily the repurchase or redemption of shares of, or other interests in, such Borrower at the request of the holders of such shares or other interests, as the case may be. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of any applicable statute, regulation, order or restriction. If requested by any Lender or the Administrative Agent from time to time, such Borrower and each of its related Borrowers will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         ARTICLE 7     NEGATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrowers under the Loan Documents shall have been paid in full, each Borrower, severally and not jointly, covenants and agrees with the Lenders that (it being agreed that each Borrower covenants only to matters with respect to itself):

         Section 7.1       INDEBTEDNESS

                  Such Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness in respect of the Loan Documents, (ii) Indebtedness of a Borrower incurred in the ordinary course of business or permitted to be incurred in accordance with the Investment Policies of such Borrower as described in its Prospectus, and (iii) Indebtedness consisting of overdrafts as may arise under such Borrower's custodian agreement.

         Section 7.2       LIENS

                  Such Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                  (a) Liens in respect of Indebtedness permitted under Section 7.1;

                  (b) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest;

                  (c) Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, PROVIDED that enforcement of such Liens is stayed pending such contest;

                  (d) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, PROVIDED that enforcement thereof is stayed pending such contest;

                  (e) Liens in respect of obligations (other than for borrowed money) arising from any (i) repurchase, reverse repurchase or securities lending agreement, (ii) option contract, futures contract, forward contract, (iii) contract for the delayed delivery of securities, or (iv) Hedging Agreement; PROVIDED that it is incurred in the ordinary course of business and in accordance with the Investment Policies of the relevant Borrower as described in its Prospectus; and

                  (f) Liens arising in the ordinary course of business under custodian agreements entered into by such Borrower.

         Section 7.3       FUNDAMENTAL CHANGES

                  Such Borrower will not consolidate or merge into or with any Person, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property, except that a Borrower may consolidate or merge with another Borrower, PROVIDED that (i) no Default would exist before or after giving effect thereto, (ii) the Administrative Agent shall have received 15 Business Days' notice thereof, and (iii) the Administrative Agent shall have received such documents, certificates and opinions as it may request, including copies of the agreements of merger or consolidation.

         Section 7.4       RESTRICTED PAYMENTS

                  Such Borrower will not declare or pay any dividends or similar payments in respect of its equity interests if, immediately before or after giving effect thereto, an Event of Default with respect to such Borrower shall or would exist, except to the extent required in order to qualify as a Regulated Investment Company and to otherwise minimize or eliminate federal or state income taxes payable by such Borrower.

         Section 7.5       INVESTMENT POLICIES

                  Except as set forth on Schedule  7.5,  such  Borrower will not
(i) make or maintain any investments other than as described in or permitted by such Borrower's Prospectus or (ii) amend or otherwise modify its Investment Policies or any other policies related to investment objectives or the incurrence or assumption of Indebtedness.

         Section 7.6       AMENDMENT OF CERTAIN DOCUMENTS

                  Such Borrower will not amend or otherwise modify its certificate of formation or limited liability company agreement or declaration of trust or other organizational documents in any way which would adversely affect the Credit Parties.

         Section 7.7       FISCAL YEAR

                  Such Borrower will not change its fiscal year.

         Section 7.8       CHANGE IN ACCOUNTING PRINCIPLES

                  Subject to Section 1.3, such Borrower will not change or permit any change in the accounting principles except as required by GAAP, if such change would have a Material Adverse Effect.

         Section 7.9       SUBSIDIARIES

                  Such Borrower will not create or acquire any Subsidiary.

         Section 7.10      CHANGE IN INVESTMENT MANAGER

                  Such Borrower will not change the Investment Manager.

         Section 7.11      ASSET COVERAGE RATIO

                  Such Borrower will not permit its Asset Coverage Ratio to be less than 400% at any time or permit any such Borrower's Borrowings to exceed the limits set forth in such Borrower's Prospectus or Investment Policies.

         ARTICLE 8         EVENTS OF DEFAULT

         Section 8.1       EVENTS OF DEFAULT

                  Each of the following shall constitute an "Event of Default":

                  (a) a Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) a Borrower shall fail to pay any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of a Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) a Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.3, 6.4 or 6.10 or in Article 7;

                  (e) a Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after such Borrower shall have obtained knowledge thereof;

                  (f) a Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or for a substantial part of its assets; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against any Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower to enforce any such judgment; or

                  (l) any Loan Document shall cease, for any reason, to be in full force and effect, or with respect to a Borrower, such Borrower shall so assert in writing or shall disavow any of its obligations thereunder.

         Section 8.2       RESULTS OF DEFAULTS AND EVENTS OF DEFAULT

                  Notwithstanding any other provision herein to the contrary, a Default or Event of Default with respect to one Borrower shall not, in and of itself, constitute a Default or Event of Default (as the case may be) with respect to any other Borrower.

         Section 8.3       REMEDIES

                  If any Event of Default shall occur and be continuing with respect to a Borrower then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to such Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitments with respect to such Borrower terminated, and thereupon such Commitments shall terminate immediately and/or (ii) declare the Loans of such Borrower then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of such Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event described in paragraph
(h) or (i) of Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the affected Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         ARTICLE 9         THE ADMINISTRATIVE AGENT

                  Each Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Borrower or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be genuine and correct and made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, PROVIDED that no such delegation shall serve as a release of the Administrative Agent or waiver by any Borrower, individually or on behalf of its related Borrowers, of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and in consultation with the Borrowers, appoint a successor Administrative Agent which shall be a commercial bank or trust company with capital and surplus of not less than $500,000,000 with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

         ARTICLE 10        OTHER PROVISIONS

         Section 10.1      NOTICES

                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

                  (a) if to any  Borrower,  to it at Two Galleria  Tower,  13455
Noel Road, Suite 1400, Dallas, Texas 75240-6620, Attention of M. Jason Blackburn, (Telephone No. (972) 628-4100; Fax No. (972) 628-4142);

                  (b) if to the Administrative Agent, to it at One Liberty Plaza, New York, New York 10006, Attention of John M. Morale, (Telephone: (212) 225-5062; Fax No. (212) 225-5286), with a copy to The Bank of Nova Scotia at One Liberty Plaza, New York, New York 10006, Attention of Ricardo Funes (Telephone No. (212) 225-5523; Fax No. (212) 225-5090); and

                  (c) if to any other Credit Party, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

         Section 10.2      WAIVERS; AMENDMENTS

                  (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

                  (b) Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders, PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of interest thereon, or reduce any fees or other amounts payable under the Loan Documents, or reduce the amount of any scheduled reduction of any Commitment, without the written consent of each Credit Party affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of reduction or expiration of any Commitment, without the written consent of each Credit Party affected thereby,
(iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Credit Party, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

         Section 10.3      EXPENSES; INDEMNITY; DAMAGE WAIVER

                  (a) Each Borrower shall pay its Pro Rata Share of all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated). Each Borrower shall pay all reasonable out of pocket expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party, in connection with the enforcement or protection of its rights with respect to such Borrower in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made to such Borrower hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) Each Borrower, severally and not jointly, shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document by such Borrower or any agreement or instrument contemplated thereby, the performance by such Borrower of its obligations under the Loan Documents or the consummation by such Borrower of the Transactions or any other transactions contemplated thereby, (ii) any Loan to such Borrower or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses
(a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (b) are incurred in connection with disputes arising between or among the Lenders. Notwithstanding anything to the contrary contained in this Section 10.3(b), no Borrower shall be liable under such Section for the obligations under such Section of any other Borrower, PROVIDED that in the event that it is indeterminable as to which Borrower or Borrowers is or may be obligated under this Section 10.3(b), then all Borrowers shall share in such obligation Pro Rata.

                  (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrowers shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly but in no event later than 10 days after written demand therefor. Each Indemnitee agrees to provide reasonable details and supporting information concerning any costs and expenses required to be paid by a Borrower pursuant to the terms hereof.

         Section 10.4      SUCCESSORS AND ASSIGNS

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrowers and the Administrative Agent and, in the case of an assignment of all or any portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender, must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrowers and the Administrative Agent otherwise consent, (iii) the assignee is an Eligible Institution, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further, that any consent of a Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing with respect to such Borrower. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 10.3). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit
Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrowers,  the
Swingline Lender or the Administrative Agent, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.5 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent not prohibited by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.9(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 3.5 or 3.7 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrowers is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and the Borrowers, to comply with
Section 3.7(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 10.5      SURVIVAL

                  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6,
3.7 and 10.4 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

         Section 10.6      COUNTERPARTS; INTEGRATION; EFFECTIVENESS

                 This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to any Credit Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by fax transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

         Section 10.7      SEVERABILITY

                  In the event any one or more of the  provisions  contained  in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 10.8      RIGHT OF SETOFF

                  If an Event of Default with respect to a Borrower shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of such Borrower against any of and all the obligations of such Borrower (but not of any other Borrower) now or hereafter owing under this Credit Agreement held by it, irrespective of whether or not it shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each of the Lenders under this Section are in addition to other rights and remedies (including other rights of set-off) that it may have. Each Lender agrees to promptly notify such Borrower and the Administrative Agent in writing of any such set-off and application is made by such Lender. Notwithstanding anything to the contrary in any Loan Document, the Lenders and the Administrative Agent shall have no right to set-off or counterclaim any such amounts due from or to a particular Borrower against any such amounts due from or to any other Borrower.

         Section 10.9      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                           PROCESS

                  (a) This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for each of them and their respective property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against such Borrower or any of its property, in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it or any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

         Section 10.10     WAIVER OF JURY TRIAL

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 10.11     HEADINGS

                  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

         Section 10.12     INTEREST RATE LIMITATION

                  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

         Section 10.13     LENDERS AS INVESTMENT COMPANY ACT BANKS

                  Notwithstanding anything to the contrary contained herein, no Person shall become a Lender hereunder (whether by assignment, participation or otherwise) unless such Person is an Eligible Institution.

         Section 10.14     NON-RECOURSE

                  The Administrative Agent and the Lenders hereby agree for the benefit of each and every trustee, director, officer and owner of any outstanding shares of a Borrower and any successor, assignee, heir estate, executor, administrator or personal representative of any such trustee, director, officer and record owner of any outstanding shares (a "NON-RECOURSE PERSON") that (i) no Non-Recourse Person shall have any personal liability for any obligation of any Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; (ii) no claim against any Non-Recourse Person may be made for any obligation of any Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by any Borrower hereunder or thereunder; and (iii) the obligations or liabilities of a Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, are enforceable solely against that Borrower and its properties and assets.

         Section 10.15     ADDITIONAL BORROWERS; WITHDRAWAL OF BORROWERS

                  (a) Other investment companies registered under the Investment Company Act for which the Investment Manager acts as investment adviser may, with the prior written consent of the Administrative Agent and each Lender, become parties to this Credit Agreement as Borrowers in addition to those Borrowers listed on Schedule 1.1. Such investment companies shall be deemed Borrowers for all purposes of this Agreement by executing an amendment of this Credit Agreement and a Note or Notes in form and substance satisfactory to the Administrative Agent and the applicable Lenders, which amendment shall be accompanied by the documents and instruments required to be delivered by such Borrower pursuant to Section 5.1 and such other documents as the Administrative Agent may reasonably request. No additional Borrower shall be admitted as a party to this Credit Agreement unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in
Article 4 shall be true and correct in all material respects with respect to such Borrower, (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto, and (iii) no Default shall exist or be continuing with respect to such Borrower at the time of the admission and after giving effect thereto.

                  (b) In the event that any Borrower  desires to  terminate  its participation in this Credit Agreement, such Borrower shall give the Administrative Agent at least three Business Days' advance written notice thereof. Upon the date specified in such notice and subject to the receipt by the Administrative Agent of the outstanding principal balance of any Revolving Loans made to such Borrower together with any accrued and unpaid interest thereon and such Borrower's Pro Rata Share of any accrued and unpaid Fees and other amounts due from such Borrower hereunder, such Borrower shall, without any premium or penalty, cease to be a Borrower hereunder, provided, however, that any obligations of such Borrower hereunder which would survive the termination of this Credit Agreement pursuant to the terms hereof shall survive such Borrower's withdrawal from this Credit Agreement and shall only be obligations of such Borrower, and no other Borrower shall have any liability therefor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           COLUMBIA FLOATING RATE LIMITED LIABILITY COMPANY



                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                           THE BANK OF NOVA SCOTIA, individually and as Administrative Agent



                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                           DANSKE BANK A/S



                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                           By:
                               -------------------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------

                                 SWINGLINE NOTE
                                                              September 13, 2004



         FOR VALUE RECEIVED, each Borrower listed on Schedule I hereto (each, a "BORROWER" and, collectively, the "BORROWERS"), hereby promises to pay to the order of The Bank of Nova Scotia (the "SWINGLINE LENDER") the unpaid principal amount of the Swingline Loans made by the Swingline Lender to such Borrower, in the amounts and at the times set forth in the Credit Agreement, dated as of September 13, 2004, among the Borrowers party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and to pay interest from the date hereof on the principal balance of such Swingline Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at 1 Liberty Plaza, New York, New York 10006, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.

         Notwithstanding any other provision of this Note, the Swingline Lender does not intend to charge and no Borrower shall be required to pay any interest or other fees or charges in excess of the maximum amount permitted by applicable law.

         This Note evidences borrowings under and has been issued by each of the Borrowers in accordance with the terms of the Credit Agreement. The Swingline Lender and any holder hereof is entitled to the benefits of the Credit Agreement, and may enforce the agreements of each of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. The obligations of each Borrower hereunder are (i) several (and not joint and several), independent and separate obligations and
(ii) enforceable solely against the respective Borrower and such Borrower's properties and assets.

         Each Borrower irrevocably authorizes the Swingline Lender to make or cause to be made, at or about the date of any Swingline Loan to such Borrower or at the time of receipt of any payment of principal of this Note from such Borrower, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans to any Borrower set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Swingline Lender with respect to any Swingline Loans shall be absent manifest error prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of such Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on the Swingline Loans when due.

         Each Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur with respect to any Borrower, the entire unpaid principal amount of this Note outstanding to such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Swingline Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Swingline Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Except as otherwise provided in the Credit Agreement, each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 10.1 OF THE CREDIT AGREEMENT. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on behalf of each Borrower as of the day and year first above written.

                                            [NAME]  on  behalf  of each
                                            Borrower listed on Schedule
                                            I hereto



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

--------------------------------------------------------------------------------
                                      Amount of       Maturity Date
          Applicable  Amount of       Principal Paid  of Swingline      Notation
Date      Borrower    Swingline Loan  or Prepaid      Loan              Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      SCHEDULE I



  Columbia Floating Rate Limited Liability Company

                                    EXHIBIT A


                        FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement dated as of September 13, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Columbia Funds a party thereto, (ii) the several lenders from time to time party thereto and (iii) The Bank of Nova Scotia, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         __________________ (the "ASSIGNEE") and ______________ (the "ASSIGNOR")
agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) the interest described in SCHEDULE 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the Assigned Interest and that the Assigned Interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any other obligor or the performance or observance by any Borrower, or any other obligor, of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and requests that the Administrative Agent exchange the attached Notes for (i) a new Note or Notes evidencing the Assigned Interest payable to the Assignee, and (ii) if the Assignor has retained any interest under the Loan Documents, a new Note or Notes payable to the Assignor, evidencing such retained interest (and after giving effect to any other assignments which have become effective on the Effective
Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance on the Assignor, the
Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will perform all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 3.7(e) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent (together with the processing and recording fees required under the Credit Agreement) for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance by the Administrative Agent).

         5. Assuming such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. Assuming such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed on SCHEDULE I hereto as of the date first above written by their respective duly authorized officers.

             SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE RELATING TO THE
                 CREDIT AGREEMENT DATED AS OF SEPTEMBER 13, 2004


Name of Assignor:


Name of Assignee:


Effective Date of Assignment:


Principal Amount Assigned                             Commitment Amount Assigned
$
 ---------------                                      -----------------------


[NAME OF ASSIGNEE]                                    [NAME OF ASSIGNOR]


By:                                                   By:
   --------------------------                         --------------------------
     Name:                                                 Name:
     Title:                                                Title:



Accepted and Consented To:                            Consented To:


THE BANK OF NOVA SCOTIA                               [SIGNATURE BLOCK FOR EACH
                                                      BORROWER]


By:                                                   By:
   --------------------------                         --------------------------
Name:                                                      Name:
Title:                                                     Title:

                                   EXHIBIT C-1

                                  FORM OF NOTE
                                                              September 13, 2004



         FOR VALUE RECEIVED, each Borrower listed on Schedule I hereto (each, a "BORROWER" and, collectively, the "BORROWERS"), hereby promises to pay to the order of ____________ (the "LENDER") the unpaid principal amount of the Revolving Loans made by the Lender to such Borrower, in the amounts and at the times set forth in the Credit Agreement, dated as of September 13, 2004, among the Borrowers party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and to pay interest from the date hereof on the principal balance of such Revolving Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at 1 Liberty Plaza, New York, New York 10006, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.

         Notwithstanding any other provision of this Note, the Lender does not intend to charge and no Borrower shall be required to pay any interest or other fees or charges in excess of the maximum amount permitted by applicable law.

         This Note evidences borrowings under and has been issued by each of the Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, and may enforce the agreements of each of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. The obligations of each Borrower hereunder are (i) several (and not joint and several), independent and separate obligations and (ii) enforceable solely against the respective Borrower and such Borrower's properties and assets.

         Each Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the date of any Revolving Loan to such Borrower or at the time of receipt of any payment of principal of this Note from such Borrower, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Loans to any Borrower set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Loans shall be absent manifest error prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of such Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on the Revolving Loans when due.

         Each Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur with respect to any Borrower, the entire unpaid principal amount of this Note outstanding to such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Except as otherwise provided in the Credit Agreement, each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 10.1 OF THE CREDIT AGREEMENT. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on behalf of each Borrower as of the day and year first above written.

                              [NAME]  on  behalf  of each
                              Borrower listed on Schedule I hereto



                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------

--------------------------------------------------------------------------------
                              Interest Rate  Interest Period Balance of
       Applicable  Amount of  on Eurodollar  on Eurodollar   Principal  Notation
Date   Borrower    Loan       Loan           Loan            Unpaid     Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE I



  [NAME]

                                   EXHIBIT C-2

                             FORM OF SWINGLINE NOTE
                                                              September 13, 2004


         FOR VALUE RECEIVED, each Borrower listed on Schedule I hereto (each, a "BORROWER" and, collectively, the "BORROWERS"), hereby promises to pay to the order of The Bank of Nova Scotia (the "SWINGLINE LENDER") the unpaid principal amount of the Swingline Loans made by the Swingline Lender to such Borrower, in the amounts and at the times set forth in the Credit Agreement, dated as of September 13, 2004, among the Borrowers party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and to pay interest from the date hereof on the principal balance of such Swingline Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at 1 Liberty Plaza, New York, New York 10006, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.

         Notwithstanding any other provision of this Note, the Swingline Lender does not intend to charge and no Borrower shall be required to pay any interest or other fees or charges in excess of the maximum amount permitted by applicable law.

         This Note evidences borrowings under and has been issued by each of the Borrowers in accordance with the terms of the Credit Agreement. The Swingline Lender and any holder hereof is entitled to the benefits of the Credit Agreement, and may enforce the agreements of each of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. The obligations of each Borrower hereunder are (i) several (and not joint and several), independent and separate obligations and
(ii) enforceable solely against the respective Borrower and such Borrower's properties and assets.

         Each Borrower irrevocably authorizes the Swingline Lender to make or cause to be made, at or about the date of any Swingline Loan to such Borrower or at the time of receipt of any payment of principal of this Note from such Borrower, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans to any Borrower set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Swingline Lender with respect to any Swingline Loans shall be absent manifest error prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of such Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on the Swingline Loans when due.

         Each Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more Events of Default shall occur with respect to any Borrower, the entire unpaid principal amount of this Note outstanding to such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Swingline Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Swingline Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Except as otherwise provided in the Credit Agreement, each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 10.1 OF THE CREDIT AGREEMENT. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on behalf of each Borrower as of the day and year first above written.

                             [NAME]  on  behalf  of each
                             Borrower listed on Schedule I hereto



                             By:
                                 --------------------------------------------
                             Name:
                                   ------------------------------------------
                             Title:
                                    -----------------------------------------

--------------------------------------------------------------------------------
                                       Amount of       Maturity Date
         Applicable    Amount of       Principal Paid  of Swingline  Notation
  Date   Borrower      Swingline Loan  or Prepaid      Loan          Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE I



  [NAME]

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

         I, ______________, do hereby certify that I am duly authorized to execute and deliver this Compliance Certificate on behalf of each Borrower listed on Schedule A attached hereto (the "BORROWERS") pursuant to Section 6.1(c) of the Credit Agreement, dated as of September 13, 2004, by and among the Borrowers, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein which are not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         I hereby certify that:

         1. To the best of my knowledge, all financial statements delivered herewith have been prepared in accordance with GAAP. There have been no changes in GAAP or in the application thereof since the date of the audited financial statements referred to in Section 4.15 of the Credit Agreement[, EXCEPT AS FOLLOWS:]1

         2. There exists no violation of any covenant or agreement contained in any Loan Document, and no condition or event has occurred which would constitute a Default [, EXCEPT AS FOLLOWS2]

         3. Attached are true and correct calculations demonstrating compliance with Section 7.11 of the Credit Agreement.

         4. There has been no change to the jurisdiction of organization or legal name of any Borrower since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement.


         IN WITNESS WHEREOF, I have executed this Compliance Certificate on this ___ day of ________, 200_.



                                            -------------------------------
                                            Name:
                                            Title:





-----------------
1 Specify each such change and the effect thereof on the financial statements accompanying this Compliance Certificate.

2 Specify all such violations, conditions and events, the nature and status thereof and any action taken or proposed to be taken with respect thereto.

                                  SCHEDULE 2.1

                             TO THE CREDIT AGREEMENT

                               LIST OF COMMITMENTS



======================================================================
                     LENDER                 COMMITMENT AMOUNT
----------------------------------------------------------------------
      The Bank of Nova Scotia                       $75,000,000
----------------------------------------------------------------------
      Danske Bank                                   $75,000,000
----------------------------------------------------------------------
                  TOTAL                            $150,000,000
======================================================================